UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 26, 2006

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On June 26, 2006, First Community Bancshares, Inc. (the “Company”), the holding company for First Community Bank, N. A. (the “Bank”), completed the sale of the Bank’s branch office located in Drakes Branch, Virginia, to Smith River Community Bank, N. A. (“Smith River”). The branch held approximately $16.4 million in deposits and repurchase agreements and $1.9 million in loans. Smith River assumed all deposits and purchased substantially all loans, along with the branch premises for total consideration of approximately $1.0 million. There were no material relationships, other than the transaction, between the Company, the Bank, and Smith River, their affiliates, officers, or directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: June 27, 2006	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer